EX-99.(a)(2)

SCHEDULE A

TO

GOLDMAN SACHS TRUST II

DECLARATION OF TRUST

As of February 3, 2021

Series of Shares	Date Established	Classes of Shares

Goldman Sachs GQG Partners International Opportunities Fund	September 14, 2016	Class A Shares Class C Shares Institutional Shares Investor Shares Class R Shares Class R6 Shares Class P Shares

Goldman Sachs Multi-Manager Alternatives Fund	April 16, 2013	Class A Shares Class C Shares Institutional Shares Investor Shares Class R Shares Class R6 Shares Class P Shares

Goldman Sachs Multi-Manager Global Equity Fund	November 11, 2014	Class R6 Shares

Goldman Sachs Multi-Manager Hedged Equity Opportunities Fund	November 3, 2015	Class A Shares Class C Shares Institutional Shares Investor Shares Class R Shares Class R6 Shares

Goldman Sachs Multi-Manager Income Fund	May 4, 2016	Class A Shares Class C Shares Institutional Shares Investor Shares Class R Shares Class R6 Shares

Goldman Sachs Multi-Manager Non-Core Fixed Income Fund	November 11, 2014	Class R6 Shares

Goldman Sachs Multi-Manager Real Assets Strategy Fund	November 11, 2014	Class R6 Shares

Goldman Sachs Target Date Retirement Portfolio

Goldman Sachs Target Date 2025 Portfolio

Goldman Sachs Target Date 2030 Portfolio

Goldman Sachs Target Date 2035 Portfolio

Goldman Sachs Target Date 2040 Portfolio

Goldman Sachs Target Date 2045 Portfolio

Goldman Sachs Target Date 2050 Portfolio

Goldman Sachs Target Date 2055 Portfolio

	February 8, 2016	Class A Shares Service Shares Institutional Shares Investor Shares Class R Shares Class R6 Shares

Goldman Sachs Target Date 2060 Portfolio	February 7, 2018	Class A Shares Service Shares Institutional Shares Investor Shares Class R Shares Class R6 Shares

Multi-Manager International Equity Fund	November 11, 2014	Class P Shares

Multi-Manager U.S. Small Cap Equity Fund	August 5, 2015	Class P Shares